UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2011

PETROALGAE INC.

(Exact name of registrant as specified in charter)

Delaware	000-24836	33-0301060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL		32901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 321-409-7500

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On March 8, 2011, Robert Harris, President and Chief Operating Officer of PetroAlgae Inc. (the “Company”), resigned as an officer of the Company and its subsidiary PA LLC. The Board of Directors of the Company has not appointed an interim or successor President and Chief Operating Officer.

(e)	In connection with the resignation, Mr. Harris, the Company and PA LLC entered into a Separation Agreement, dated March 8, 2011 (the “Separation Agreement”). In exchange for signing a general release of claims in favor of the Company and PA LLC, the Separation Agreement provides Mr. Harris with a severance payment of $275,000. All stock appreciation rights granted to Mr. Harris are forfeited. The Separation Agreement also provides that various restrictive covenants, including covenants relating to confidentiality and cooperation, continue to be in effect following the resignation.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

The Company is in the process of expanding its senior management team, and expects to make a public announcement in the near future.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Separation Agreement, dated March 8, 2011, by and among Robert Harris, PA LLC and PetroAlgae Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROALGAE INC.

Date: March 11, 2011	By:	/s/ David P. Szostak
	Name:	David P. Szostak
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement, dated March 8, 2011, by and among Robert Harris, PA LLC and PetroAlgae Inc.